Exhibit 25

Citizens Investment Trust: Power of Attorney

The undersigned hereby constitutes and appoints Sophia Collier with full powers of substitution as his or her true and lawful attorney and agent to execute in his or her name or on his or her behalf in any and all capacities the Registration Statement on Form N-1A, and any and all amendments thereto, filed by Citizens Investment Trust (the "registrant") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, and any all other instruments with such attorneys and agents, or any of them deem necessary and advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, the rules, regulations and requirements of the Securities and Exchange Commission and the securities or Blue Sky laws of any state or other jurisdiction; and the undersigned hereby ratifies and confirms as his own act and deed any and all that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents shall have, and may exercise, all of the powers hereby conferred.

In Witness Whereof, the undersigned has hereunto set his hand this 14th day of October 1996.


Lokelani Devone
Signature


Lokelani Devone
Print Name